Exhibit 3.3

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

EQM MIDSTREAM PARTNERS, LP

The undersigned, desiring to amend the Certificate of Limited Partnership (this “Amendment”) of EQM Midstream Partners, LP (the “Partnership”), as amended, pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

FIRST:          The name of the limited partnership is EQM Midstream Partners, LP.

SECOND:     Article Three of the Certificate of Limited Partnership shall be amended as follows:

“Article Three

The name and mailing address of the general partner are as follows:

Name	Mailing Address

EQGP Services, LLC	625 Liberty Avenue, Suite 2000
Pittsburgh, Pennsylvania 15222”

THIRD:         This Amendment will be effective as of 10:04 a.m. Eastern Time on the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned general partner of the Partnership has duly executed this Certificate of Amendment to Certificate of Limited Partnership this 22nd day of February, 2019.

EQGP SERVICES, LLC

By:	/s/ Kirk R. Oliver
Name: Kirk R. Oliver
Title: Senior Vice President and Chief Financial Officer

Signature Page to Certificate of Amendment of Certificate of Limited Partnership

(EQM Midstream Partners, LP)